UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 24, 2015, PowerSecure International, Inc., a Delaware corporation (the “Company”), commenced mailing its Annual Report to Stockholders for the fiscal year ended December 31, 2014, including the Letter to Shareholders by Sidney Hinton, the Chief Executive Officer of the Company, which is dated April 2015. The full text of the Letter to Shareholders by Mr. Hinton is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The Letter to Shareholders, which is filed herewith as Exhibit 99.1, contains forward-looking statements relating to the Company’s future performance and other future items made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

The information in this Report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter to Shareholders by Sidney Hinton, Chief Executive Officer, dated April 2015, included in the PowerSecure International, Inc. Annual Report to Stockholders for the fiscal year ended December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Eric Dupont
Eric Dupont
Executive Vice President of Finance and Administration

Dated: April 24, 2015

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